SIMEX TECHNOLOGIES, INC.

Contact: Dr. Timothy Holly, Chief Executive Officer at 1-866-786-4946
FOR IMMEDIATE RELEASE: August 30, 2004

SIMEX Technologies and Red Alert Group Join Forces

ATLANTA, GA.—August 30, 2004—Kjell Jagelid, President of SIMEX Technologies, Inc. (OTCBB: SMXT), announced today that SIMEX has consummated a share exchange with Red Alert Group, Inc.

Under the terms of the transaction, all of the officers and members of the Board of Directors of SIMEX, with the exception of Kjell Jagelid, resigned in favor of the current officers and Board of Red Alert Group. The company intends to change its name to Red Alert Group Holdings, Inc., and apply for a new stock symbol as soon as practicable.

"Red Alert’s history and growth prospects in the Homeland Security field present a tremendous opportunity for SIMEX and its shareholders," noted Kjell Jagelid, President of SIMEX Technologies. "We are excited about combining these two businesses."

"SIMEX’s digital surveillance systems business, coupled with Red Alert’s security businesses will provide a strong foundation in the rapidly growing Homeland Security market" said Tim Holly, CEO of Red Alert Group, who was also appointed CEO of SIMEX, in connection with the share exchange.

As a result of the share exchange, Red Alert Group has become a wholly-owned subsidiary of SIMEX, and the Red Alert stockholders were issued 3,905,253 shares of SIMEX Series A Preferred Stock. Each share of the Series A Preferred Stock is convertible into 30 shares of SIMEX Common Stock (upon the filing of an amendment to SIMEX’s certificate of incorporation which increases SIMEX’s authorized Common Stock), and votes on an as converted basis. As a result, the former Red Alert stockholders exercise approximately seventy-eight percent (78%) of the voting control of SIMEX. SIMEX’s Board of Directors and a majority of its stockholders have approved the amendment to SIMEX’s certificate of incorporation, which may be filed upon satisfaction of certain state and federal corporate and securities law requirements.

ABOUT SIMEX

Simex through its subsidiary, Remote Business, Inc., is engaged in the design, installation, servicing and monitoring of sophisticated digital surveillance security systems for business and industry. Simex Digital Solutions, Inc., is a sales and marketing operation with Structured Data Systems, Inc., a Cyber Security firm. Further information can be found at www.simextech.com.

ABOUT RED ALERT

Red Alert Group provides solutions for Homeland Security, Cyber Security, and Private Military Security. The firm operates in the US from its headquarters in Atlanta and its government office in Washington. Red Alert Group International BV, in The Hague, Red Alert Group Asia Pte. Ltd., in Singapore, and Red Alert Group AG in Zurich are its wholly-owned subsidiaries, and the company has representative offices and activities in several other countries. Information on Red Alert Group's services, training, products and management can be found at www.redalertgroup.com.

This press release may contain "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward- looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) our limited operating history; (2) our ability to pay down existing debt; (3) unforeseen costs and expenses; (4) the company's ability to comply with federal, state and local government regulations; and (5) other factors over which we have little or no control.

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